UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT UNDER SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 21, 2014

FOSTER WHEELER AG

(Exact Name of Registrant as Specified in Charter)

Switzerland	001-31305	98-0607469

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Shinfield Park, Reading, Berkshire RG2 9FW, United Kingdom

(Address of Principal Executive Offices)

+44 118 913 1234

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in that Current Report on Form 8-K which Foster Wheeler AG (“Foster Wheeler” or the “Company”) filed with the Securities and Exchange Commission (“SEC”) on November 13, 2014 (the “November 13 Form 8-K”), upon the closing of the exchange offer (the “Offer”) described in the November 13 Form 8-K, on November 13, 2014 (the “Effective Date”) AMEC International Investments BV (a wholly owned subsidiary of Amec Foster Wheeler plc) (“AMEC International Investments”) accepted for payment approximately 99,164,451 registered shares, par value CHF 3.00 per share, of Foster Wheeler (the “Shares”), representing approximately 99.03 percent (99.03%) of the outstanding Shares, which were validly tendered and not validly withdrawn. This amount included 9,557,671 Shares subject to notices of guaranteed delivery, which includes 3,768,740 Shares subject to notices of guaranteed delivery that were not validly delivered.

In light of a number of factors, including, without limitation, the closing of the Offer and the Company’s non-compliance with Rule 5605(c)(2)(A) of The NASDAQ Stock Market LLC (“NASDAQ”) described below, and as previously disclosed in the November 13 Form 8-K, on the Effective Date, the Board of Directors of Foster Wheeler decided to cause the listing of the Shares to be withdrawn from NASDAQ and the Company notified NASDAQ of its intention to withdraw the listing of the Shares.

In accordance with that decision, on November 24, 2014, the Company filed a Form 25, Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the SEC to delist and/or deregister the Shares. In addition, provided that the requirements for deregistration are met, in due course the Company intends to file with the SEC a Form 15 under the Exchange Act, requesting the deregistration of the Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 15(d) of the Exchange Act.

As previously disclosed in the November 13 Form 8-K, on the Effective Date Foster Wheeler notified NASDAQ that the Company is not in compliance with NASDAQ Rule 5605(c)(2)(A), which requires each listed company to have an audit committee comprised of at least three independent directors. Effective as of the Effective Date, Clayton C. Daley, Jr., Edward G. Galante, John M. Malcolm and Maureen B. Tart-Bezer, each of whom was a member of the Company’s audit committee (the “FWAG Audit Committee”), each resigned from the Board of Directors of the Company. After giving effect to those resignations, Stephanie S. Newby is the sole member of the FWAG Audit Committee. Stephanie S. Newby qualifies as an “audit committee financial expert”.

Item 5.01	Changes in Control of Registrant.

On November 21, 2014, Amec Foster Wheeler plc (“Amec Foster Wheeler”) issued a public announcement regarding the final proration results of the Offer. As reported in such press announcement, based on the final calculation by the American Stock Transfer & Trust Company, LLC (“AST”), the exchange agent for the Offer, 95,395,711 Shares were validly tendered into, and not withdrawn from, the Offer, which represents approximately 95.27 percent (95.27%) of the outstanding Shares. Accordingly, the aggregate cash consideration to be paid by Amec Foster Wheeler and AMEC International Investments in the Offer is approximately $1.5 billion, financed through a combination of existing cash resources and debt financing.

Previously, in the November 13 Form 8-K, the Company disclosed that based on a preliminary calculation by AST, approximately 99,164,451 Shares (including 9,557,671 Shares subject to notices of guaranteed delivery) were validly tendered into, and not withdrawn from, the Offer, representing approximately 99.03 percent (99.03%) of the outstanding Shares. The change from 99,164,451 Shares represents 3,768,740 Shares subject to notices of guaranteed delivery that were not validly delivered (the “Undelivered Shares”). Notwithstanding the foregoing, AMEC International Investments reserves its rights fully under the terms of the Offer, including the terms of the notice of guaranteed delivery, to acquire such Shares. In addition, in the November 13 Form 8-K the Company disclosed that the aggregate cash consideration to be paid by Amec Foster Wheeler and AMEC International Investments in the Offer was approximately $1.6 billion. The change in this aggregate cash consideration amount is due to the Undelivered Shares, as well as the results of the proration described in the public announcement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
No.	Description of Exhibit
99.1	Press announcement issued by Amec Foster Wheeler on November 21, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER AG

	By:	/s/ Sara R. Bucholtz
DATE: November 24, 2014		Sara R. Bucholtz
Corporate Secretary

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